Exhibit 10.3

                         FIRST DEFIANCE FINANCIAL CORP.

                       COMPENSATORY STOCK OPTION AGREEMENT
                             1996 STOCK OPTION PLAN

      A COMPENSATORY STOCK OPTION ("Option") for a total of (number granted) shares of Common Stock, par value $.01 per share, of First Defiance Financial Corp. (the "Corporation") is hereby granted to (option holder) (the "Optionee") pursuant to the First Defiance Financial Corp. 1996 Stock Option Plan ("Option Plan"). The Option granted hereby is subject in all respects to the terms and provisions of the Option Plan and this Agreement. The Option Plan is hereby incorporated herein by reference. The Option granted hereunder is not an "incentive stock option" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended.

      1. Exercise Price. The exercise price shall be $ (exercise price) for each share of Common Stock eligible to be exercised hereunder, which price is equal to the fair market value of the Common Stock on the date of grant of this Option, as determined in accordance with Section 8.03 of the Option Plan.

      2. Exercise of Option. (a) This Option shall become vested at the rate of 20% per year on each of the first five anniversaries of the date of grant. Any vested portion of this Option shall be exercisable, in whole or in part, at any time on or after it vests until ten (10) years after the date of grant, except as set forth in Section 4 hereof and in the Option Plan.

            (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                  (i) state the election to exercise the Option, the number of shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his or her address and Social Security number (or if more than one, the names, addresses and Social Security numbers of each of such persons);

                  (ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Corporation, of the right of such person or persons to exercise the Option; and
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                  (iii) be in writing and  delivered  in person or by  certified mail to the Corporation at its main office.

Payment of the purchase price of any shares with respect to which the Option is being exercised shall be by cash or by certified or cashier's check payable to the Corporation, in shares of common Stock (including shares acquired pursuant to the exercise of this Option) with a fair market value equivalent to the purchase price of the shares to be acquired pursuant to this Option, or by any combination of the foregoing.

            (c) Restriction on Exercise. This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulation. As a condition to the exercise of this Option, the Corporation may require the person exercising this Option to make any representation or warranty to the Corporation as may be required by any applicable law or regulation.

      3. Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors, guardians, assigns or legal representatives of the Optionee.

      4. Term of Option.  This Option may not be exercised  after the earlier of
(i) ten years from the date of grant of this Option, (ii) three (3) months after the date on which the Optionee ceases to be employed (or in the service of the Board of Directors in the case of a non-employer director) by the Corporation and all Subsidiary Companies, unless the committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment or service to a period not exceeding one (1) year, except in the case of termination due to death or disability in which case the term shall not terminate for one (1) year following the termination of employment resulting from such death or disability or (iii) removal from office for cause pursuant to the Corporation's Bylaws.

      5. Withholding. The Corporation shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose.

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      6.  Option  Subject to  Compliance  with Law and  Regulations.  The Option granted hereby is subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

                                                     ON BEHALF OF THE PROGRAM
                                                       ADMINISTRATORS OF THE
                                                  FIRST DEFIANCE FINANCIAL CORP.
                                                      1996 STOCK OPTION PLAN


                                            By: ________________________________

Date of Grant:


                                        Attest: ________________________________

Agreed to and accepted this __________ day of __________ , 200_:


_______________________________________________________________
Optionee